UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:			November 30, 2005

Name of Registrant:		Rocky Point Pharmaceuticals, Inc.

Jurisdiction:			Nevada

IRS Employer I.D. #:		87-0434293

Commission File Number:		33-5524-09

Address of Principal 		220 East 3900 South, Suite 1400
Executive Office:			Salt Lake City, Utah 84107

Registrants Phone Number:	801-424-2424


Item 4.01	Changes in Registrant's Certifying Accountant

     (a) On November 1, 2005, the Audit Committee of the Board of Directors of Rocky Point Pharmaceuticals, Inc. (the "Registrant") voted to dismiss Smith & Company, P.C. as the Registrant's independent registered public accounting firm. Smith & Company, P.C. were notified of the dismissal on November 28, 2005. This dismissal followed the Audit Committee's receipt of proposals from other independent auditors to audit the Registrant's consolidated financial statements for the fiscal year ended June 30, 2005. None of the reports of Smith & Company, P.C. on the Registrant?s financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the reports did contain a going concern paragraph. During the Registrant's past two fiscal years and through November 29, 2005 there have been no disagreements with Smith & Company, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Smith & Company, P.C. would have caused them to make reference thereto in their reports on the financial statements of the Registrant for such years.

     (b) On November 1, 2005, the Audit Committee of the Board of Directors of the Registrant engaged Michael T. Studer CPA P.C., ("Studer") as the Registrant's independent auditors with respect to the audit of the Registrant's consolidated financial statements for the fiscal year ended June 30, 2005. The decision to engage Studer was made by the Audit Committee of the Board of Directors. Neither the Registrant nor someone on behalf of the Registrant consulted with Studer regarding any of the items listed in Item 304(a)(2) of Regulation S-K.

     (c) The Registrant requested that Smith & Company furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements made by the Registrant. A copy of that letter, dated November 30, 2005, is filed as Exhibit A to this current report on Form 8-K.


Item 9.01	Financial Statements and Exhibits

     (d)  Exhibits

	Exhibit				Description
______________________________________________________________________
	   A			Letter from Smith & Company, P.C. to
				The Securities and Exchange Commission



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


ROCKY POINT PHARMACEUTICALS, INC.
(Registrant)


			/s/ Neil E. Crabtree
			_______________________________________________
			Neil E. Crabtree
			Secretary/Treasurer

			Dated: November 30, 2005